Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Form of Janus Investment Fund Investment Advisory Agreement - Janus Protected Series - Global is incorporated herein by reference to Exhibit (d)(213) to Post-Effective Amendment No. 168 to Janus Investment Fund registration statement on Form N-1A, filed on December 15, 2011; accession number 0000950123-11-103079 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Investment Advisory Agreement has been signed by Stephanie Grauerholz-Lofton and Heidi W. Hardin.